UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 10, 2012

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Private Placement of Senior Notes

On January 10, 2012, BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), issued a press release announcing that it intends to commence a private placement of senior notes due 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

In connection with the commencement of the private placement of senior notes due 2022, the Partnership is providing the following updated disclosures with respect to the Greasewood Acquisition and the Cabot Acquisition (as defined below), including the Partnership’s management’s estimates of the proved reserves relating to the Greasewood Acquisition and the Cabot Acquisition as of January 1, 2012, the Partnership’s hedging through 2015, the Partnership’s estimated capital spending program and the Partnership’s outstanding borrowings under its bank credit facility.  In addition, the Partnership is providing the following updated disclosures relating to its relationship with Pacific Coast Energy Company LP (“PCEC”), formerly named BreitBurn Energy Company L.P. and the predecessor to the Partnership.

The Greasewood Acquisition and the Cabot Acquisition

        On July 28, 2011, the Partnership completed the acquisition of crude oil properties in the Greasewood Field in
Niobrara County, Wyoming (the “Greasewood Acquisition”). The properties relating to the Greasewood Acquisition produced approximately 520 Boe/d for the period from August through November 2011 (from 14 producing wells) and are 100% oil. The Partnership’s management’s preliminary review of the estimated proved reserves relating to the Greasewood Acquisition indicated estimated proved reserves of 2.9 MMBoe (51% estimated proved developed reserves) as of January 1, 2012, which estimated proved reserves were determined using $95.97 per barrel of oil (prices determined in accordance with SEC guidelines).

        On October 6, 2011, the Partnership completed the acquisition of oil and gas properties located primarily in the
Evanston and Green River Basins in southwestern Wyoming (the “Cabot Acquisition”). The Partnership’s management’s preliminary review of the estimated proved reserves relating to the Cabot Acquisition indicated estimated proved reserves of 35.2 MMBoe (211 Bcfe) (118 Bcfe, or 56%, estimated proved developed reserves) as of January 1, 2012, which estimated proved reserves were determined using $95.97 per barrel of oil and $4.12 per MMBtu for gas (prices determined in accordance with SEC guidelines). The properties relating to the Cabot Acquisition produced approximately 25.7 MMcfe/d for the period from October through November 2011. Approximately 97% of production from these properties, and approximately 95% of these reserves, are gas. These properties include approximately 620 producing wells in 16 fields, together with an estimated over 90 proved undeveloped drilling locations and over 600 other potential drilling locations.

        Estimates of proved reserves for the Partnership’s oil and gas properties as of December 31, 2011 will be prepared by Netherland, Sewell & Associates, Inc. and Schlumberger Technology Corporation. Netherland, Sewell & Associates, Inc. and Schlumberger Technology Corporation have undertaken but have not completed their annual comprehensive review of the estimated proved reserves relating to the Partnership’s oil and gas properties, including the estimated proved reserves relating to the Greasewood Acquisition and the Cabot Acquisition. Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another. Upon completion of such review, the estimate of the proved reserves for the Partnership’s oil and gas properties as of December 31, 2011 will be different than the estimate of the proved reserves for the Partnership’s oil and gas properties as of December 31, 2010 included in the Partnership’s Annual Report on Form 10-K, and the estimates of proved reserves relating to the Greasewood Acquisition and the Cabot Acquisition as of December 31, 2011 may be materially different from the Partnership’s management’s estimates of such reserves as of January 1, 2012 described above.

Hedging Through 2015

        Currently, the Partnership uses a combination of fixed price swap and option arrangements to hedge NYMEX crude oil and natural gas prices. By removing the price volatility from a significant portion of the Partnership’s crude oil and natural gas production, the Partnership has mitigated, but not eliminated, the potential effects of changing crude oil and natural gas prices on its cash flow from operations for the hedged periods.  The Partnership’s oil and natural gas production was hedged approximately 75% on an equivalent basis for the fourth quarter of 2011, and, as of January 4, 2012, the Partnership’s estimated oil and natural gas is hedged approximately 72% for 2012, approximately 70% for 2013, approximately 48% for 2014 and approximately 41% for 2015.   These percentages assume that the Partnership's production for 2011 through 2015 remains constant at the midpoint of the Partnership's 2011 production guidance of 6.7 MMBoe, plus actual recent production from the Greasewood Acquisition and the Cabot Acquisition, and assume oil comprises approximately 41% of total production during the period. As of September 30, 2011, for the fourth quarter of 2011, the Partnership had 8,859 Bbl/d of oil and 50,000 MMBtu/d of natural gas hedged at average prices of approximately $80.84 and $7.27, respectively.  As of January 4, 2012, for 2012, the Partnership had 7,516 Bbl/d of oil and 54,257 MMBtu/d of natural gas hedged at average prices of approximately $101.00 and $7.12, respectively; for 2013, the Partnership had 6,980 Bbl/d of oil and 56,000 MMBtu/d of natural gas hedged at average prices of approximately $92.05 and $5.96, respectively; for 2014, the Partnership had 6,000 Bbl/d of oil and 30,500 MMBtu/d of natural gas hedged at average prices of approximately $93.58 and $5.43, respectively; and for 2015, the Partnership had 4,500 Bbl/d of oil and 30,500 MMBtu/d of natural gas hedged at an average price of $96.18 and $5.55, respectively. Excluded from the hedges above are purchased call options. As of January 4, 2012, the Partnership had purchased call options for 2012 of 30,000 MMBtu/d at $8.00 and for 2013 of 15,000 MMBtu/d at $9.00.

Capital Spending Program

        The Partnership estimates its 2011 crude oil and natural gas capital spending, excluding acquisitions, but including expenditures related to the Greasewood and Cabot assets, to be approximately $75 million. The Partnership has funded these capital expenditures primarily with cash flow from operations.

Bank Credit Facility

        As of January 4, 2012, the Partnership had approximately $521.0 million in borrowings outstanding under its bank credit facility. The Partnership’s borrowing base under its bank credit facility is currently $850 million. If the private placement of senior notes due 2022 described above is completed as currently contemplated, the Partnership’s borrowing base will be automatically reduced from $850 million to $787.5 million.

Relationship with Pacific Coast Energy Company LP, formerly named BreitBurn Energy Company L.P.

        On January 6, 2012, Pacific Coast Oil Trust (the “Trust”), which was formed by PCEC, formerly named BreitBurn Energy Company L.P. and the predecessor to the Partnership, filed a Registration Statement on Form S-1 with the Securities Exchange Commission in connection with an initial public offering (the “Trust Offering”) by the Trust. Immediately prior to the closing of the Trust Offering, PCEC intends to convey net profits interests in its oil and natural gas production from certain of its properties to the Trust in exchange for Trust units. PCEC’s assets consist primarily of producing and non-producing crude oil reserves located in Santa Barbara, Los Angeles and Orange Counties in California, including certain interests in the East Coyote and Sawtelle Fields.  PCEC operates the Sawtelle and East Coyote Fields for the benefit of itself and the Partnership.  The Partnership currently owns the non-operated interests in the East Coyote and Sawtelle Fields and pays an operating fee to PCEC.  PCEC currently holds an average working interest of approximately 5.0% in the East Coyote and Sawtelle Fields. PCEC holds a reversionary interest in both of these fields, and its average working interest will increase to approximately 37.6% once certain payment milestones are achieved, which is currently estimated to occur in the second quarter of 2012.  The Partnership has no direct or indirect ownership interest in PCEC or the Trust.

PCEC has no employees, executive officers or directors, and is managed by its general partner.  All of the executive officers and employees of PCEC are employees of BreitBurn Management Company, LLC (“BMC”), which is a wholly-owned subsidiary of the Partnership.  In August 2008, BMC entered into a Second Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with PCEC, pursuant to which BMC manages the operations of PCEC and provides administrative services to PCEC. These services are provided in exchange for a monthly fee for indirect expenses and reimbursement for all direct expenses, including incentive compensation plan costs and direct payroll and administrative costs related to PCEC properties and operations.

While the completion of the Trust Offering currently may provide each of BMC and PCEC with a right to terminate the Administrative Services Agreement, the Partnership and BMC currently intend to renegotiate the Administrative Services Agreement with PCEC prior to the completion of the Trust Offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release of BreitBurn Energy Partners L.P. dated January 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: January 10, 2012	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

99.1	Press Release of BreitBurn Energy Partners L.P. dated January 10, 2012.